Exhibit 99.1 PRESS RELEASE, DATED FEBRUARY 9, 2022, OF ENERSYS REGARDING FINANCIAL
RESULTS FOR THE THIRD QUARTER FISCAL 2022

EnerSys Reports Third Quarter Fiscal 2022 Results

Reading, PA, USA, February 9, 2022 – EnerSys (NYSE: ENS), the global leader in stored energy solutions for industrial applications, announced today results for its third quarter of fiscal 2022, which ended on January 2, 2022.

Third Quarter FY 22 Highlights
•Record net sales of $844M up 12% vs. Q3'21 •Strong demand across all LoBs •Backlog grew to $1.2B •Supply chain slowed Q3 shipments, impacting mix / earnings
•Aggressive price / mix offsetting record sequential inflation
•Energy Systems margin recovery initiatives progressing
•Continued progress on technology, new products and on-shoring
•$116M share buybacks from start of Q3 through Feb 9, 2022

Key Results from Operations by Segments ($ in millions)
	Q3 FY22	Q3 FY21	% Change
Energy Systems
Net Sales	$385.2	$337.2	14.2%
Operating Earnings	3.5	18.5	(80.8)
Adjusted Operating Earnings *	9.8	24.8	(60.3)
Motive Power
Net Sales	339.5	304.4	11.5
Operating Earnings	39.0	40.2	(3.1)
Adjusted Operating Earnings *	39.0	40.5	(3.6)
Specialty
Net Sales	119.3	109.5	9.0
Operating Earnings	11.1	12.6	(12.1)
Adjusted Operating Earnings *	11.5	13.1	(11.9)
* This is a non-GAAP financial measure. See “Reconciliation of Non-GAAP Financial Measures” for more information.

Message from the CEO

We achieved the midpoint of our Q3 guidance on 10% organic volume growth and aggressive price actions that offset cost increases. Revenue in the quarter was well above pre-COVID levels, up 12% over Q3’21 and 11% above Q3’20, despite the full potential being suppressed by lingering supply chain disruptions. Our order rates are very strong, with our backlog growing to a record $1.2B, 2x normalized levels. While sequential costs spiked in excess of $30M in Q3, over $0.50 / share and our largest quarterly increase, I am pleased to say that our aggressive pricing actions are catching up, as our 3% sequential price / mix improvement offset this quarter’s immense inflationary impact.

In Q3, we published our EnerSys Sustainability Update, which provided environmental baseline data. We have continued to make substantial progress on our strategic technology and business development initiatives including 5G powering, transportation market share, and next generation Motive Power products, which collectively account for the majority of our backlog growth. Our lithium technology continues to gain traction as we now have several lithium variants available to Motive Power and Energy Systems, we released our Outback Mojave home energy storage lithium battery system, and $46 million of the $117 million of Energy Systems orders so far received for the California Public Utilities Commission backup power mandate were for lithium batteries. Demand is robust across all of our lines of businesses, and we expect this strength to continue well into our next fiscal year. Motive Power order rates have returned to normalized levels and the business will benefit as forklift electrification efforts continue, shortages abate, and we work down our backlog. Energy Systems margin improvements through pricing, contract manufacturing on-shoring, product redesign, and volume will continue to accelerate over the upcoming quarters with further demand growth in network powering. Finally, Specialty’s significant growth in Q3 was actually stymied by supply shortages which should set the business up for an even stronger Q4.

As such, we anticipate the benefit of our robust demand, pricing actions, technology developments, and supply mitigation strategies to show continued improvement over the upcoming quarters. We bought back 1.5M shares for $116M since the beginning of Q3, bringing our year-to-date repurchases to 1.9M shares for $148M and have $42M left in authorizations. We expect our adjusted diluted earnings per share to be between $1.11 and $1.21 in our fourth fiscal quarter.

David M. Shaffer, President and Chief Executive Officer, EnerSys

Net earnings attributable to EnerSys stockholders (“Net earnings”) for the third quarter of fiscal 2022 was $36.3 million, or $0.85 per diluted share, which included an unfavorable highlighted net of tax impact of $6.7 million, or $0.16 per diluted share, from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Net earnings for the third quarter of fiscal 2021 was $38.6 million, or $0.89 per diluted share, which included an unfavorable highlighted net of tax impact of $16.4 million, or $0.38 per diluted share from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Excluding these highlighted items, adjusted Net earnings per diluted share for the third quarter of fiscal 2022, on a non-GAAP basis, were $1.01, compared to the guidance of $0.96 to $1.06 per diluted share for the third quarter given by the Company on November 10, 2021. These earnings compare to the prior year third quarter adjusted Net earnings of $1.27 per diluted share. Please refer to the section included herein under the heading “Reconciliation of Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information, which includes tables reconciling GAAP and non-GAAP adjusted financial measures for the quarters ended January 2, 2022 and January 3, 2021.

Net sales for the third quarter of fiscal 2022 were $844.0 million, an increase of 12.4% from the prior year third quarter net sales of $751.1 million and increased 6.7% sequentially from the second quarter of fiscal 2022 net sales of $791.4 million. The increase compared to prior year quarter was the result of a 10% increase in organic volume resulting primarily from strong demand arising from robust markets and the easing of the pandemic and a 3% increase in pricing, partially offset by a 1% decrease in foreign currency translation impact. The sequential increase was due to a 5% increase in organic volume and a 3% increase in pricing, partially offset by a 1% decrease in foreign currency translation impact.

The Company’s operating results for its business segments for the third quarters of fiscal 2022 and 2021 are as follows:

	Quarter ended
	($ millions)
	January 2, 2022
	Energy Systems	Motive Power	Specialty	Total
Net Sales	$385.2	$339.5	$119.3	$844.0

Operating Earnings	$2.8	$37.3	$11.0	$51.1
Restructuring and other exit charges	0.7	1.7	0.1	2.5
Amortization of identified intangible assets from recent acquisitions	5.9	—	0.4	6.3
Other	0.4	—	—	0.4
Adjusted Operating Earnings	$9.8	$39.0	$11.5	$60.3

	Quarter ended
	($ millions)
	January 3, 2021
	Energy Systems	Motive Power	Specialty	Total
Net Sales	$337.2	$304.4	$109.5	$751.1

Operating Earnings	$17.7	$25.8	$12.6	$56.1
Restructuring and other exit charges	0.8	14.4	—	15.2
Amortization of identified intangible assets from recent acquisitions	6.3	—	0.5	6.8
Other	—	0.3	—	0.3
Adjusted Operating Earnings	$24.8	$40.5	$13.1	$78.4

Net earnings for the nine months of fiscal 2022 was $115.8 million, or $2.69 per diluted share, which included an unfavorable highlighted net of tax impact of $25.1 million, or $0.58 per diluted share, from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Net earnings for the nine months of fiscal 2021 was $109.5 million, or $2.54 per diluted share, which included an unfavorable highlighted net of tax impact of $28.1 million, or $0.65 per diluted share, from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Adjusted Net earnings per diluted share for the nine months of fiscal 2022, on a non-GAAP basis, were $3.27. This compares to the prior year nine months adjusted Net earnings of $3.19 per diluted share. Please refer to the section included herein under the heading “Reconciliation of Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information.

Net sales for the nine months of fiscal 2022 were $2,450.3 million, an increase of 13.2% from the prior year nine months net sales of $2,164.4 million. This increase was due to an 11% increase in organic volume resulting primarily from strong demand, and a 1% increase each in pricing and foreign currency translation impact.

The Company’s operating results for its business segments for the nine months of fiscal 2022 and 2021 are as follows:

	Nine months ended
	($ millions)
	January 2, 2022
	Energy Systems	Motive Power	Specialty	Total
Net Sales	$1,126.2	$996.3	$327.8	$2,450.3

Operating Earnings	$10.4	$116.7	$34.6	$161.7
Inventory adjustment relating to exit activities	—	1.0	—	1.0
Restructuring and other exit charges	1.4	12.9	(1.1)	13.2
Amortization of identified intangible assets from recent acquisitions	17.8	—	1.3	19.1
Other	1.8	—	—	1.8
Adjusted Operating Earnings	$31.4	$130.6	$34.8	$196.8

	Nine months ended
	($ millions)
	January 3, 2021
	Energy Systems	Motive Power	Specialty	Total
Net Sales	$1,031.4	$831.0	$302.0	$2,164.4

Operating Earnings	$60.7	$74.8	$29.2	$164.7
Restructuring and other exit charges	2.6	16.9	0.2	19.7
Amortization of identified intangible assets from recent acquisitions	18.0	—	1.3	19.3
Other	1.5	0.3	—	1.8
Acquisition activity expense	0.2	—	0.1	0.3
Adjusted Operating Earnings	$83.0	$92.0	$30.8	$205.8

Reconciliation of Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles, ("GAAP"). EnerSys' management uses the non-GAAP measures “adjusted Net earnings” and “adjusted operating earnings” as applicable, in their analysis of the Company's performance. This measure, as used by EnerSys in past quarters and years, adjusts operating earnings and Net earnings determined in accordance with GAAP to reflect changes in financial results associated with the Company's restructuring initiatives and other highlighted charges and income items. Management believes the presentation of these financial measures reflecting these non-GAAP adjustments provides important supplemental information in evaluating the operating results of the Company as distinct from results that include items that are not indicative of ongoing operating results and overall business performance; in particular, those charges that the Company incurs as a result of restructuring activities, impairment of goodwill and indefinite-lived intangibles and other assets, acquisition activities and those charges and credits that are not directly related to operating unit performance, such as significant legal proceedings, amortization of Alpha and NorthStar related intangible assets and tax valuation allowance changes, including those related to the AHV Financing in Switzerland. Because these charges are not incurred as a result of ongoing operations, or are incurred as a result of a potential or previous acquisition, they are not as helpful a measure of the performance of our underlying business, particularly in light of their unpredictable nature and are difficult to forecast. Although we exclude the amortization of purchased intangibles from these non-GAAP measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

Income tax effects of non-GAAP adjustments are calculated using the applicable statutory tax rate for the jurisdictions in which the charges (benefits) are incurred, while taking into consideration any valuation allowances. For those items which are non-taxable, the tax expense (benefit) is calculated at 0%.

These non-GAAP disclosures have limitations as an analytical tool, should not be viewed as a substitute for operating earnings or Net earnings determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Management believes that this non-GAAP supplemental information will be helpful in understanding the Company's ongoing operating results. This supplemental presentation should not be construed as an inference that the Company's future results will be unaffected by similar adjustments to Net earnings determined in accordance with GAAP.

A reconciliation of non-GAAP adjusted operating earnings is set forth in the table above, providing a reconciliation of non-GAAP adjusted operating earnings to the Company’s reported operating results for its business segments. Included below is a reconciliation of non-GAAP adjusted Net earnings to reported amounts. Non-GAAP adjusted operating earnings and Net earnings are calculated excluding restructuring and other highlighted charges and credits. The following tables provide additional information regarding certain non-GAAP measures:

	Quarter ended
	(in millions, except share and per share amounts)
	January 2, 2022		January 3, 2021
Net Earnings reconciliation
As reported Net Earnings	$36.3		$38.6
Non-GAAP adjustments:
Restructuring and other exit charges	2.5	(1)	15.2	(1)
Amortization of identified intangible assets from recent acquisitions	6.3	(2)	6.8	(2)
Other	0.4	(3)	0.3	(3)
Income tax effect of above non-GAAP adjustments	(2.5)		(5.9)
Non-GAAP adjusted Net Earnings	$43.0		$55.0

Outstanding shares used in per share calculations
Basic	41,905,815		42,599,834
Diluted	42,497,045		43,290,403
Non-GAAP adjusted Net Earnings per share:
Basic	$1.03		$1.29
Diluted	$1.01		$1.27

Reported Net Earnings (Loss) per share:
Basic	$0.87		$0.91
Diluted	$0.85		$0.89
Dividends per common share	$0.175		$0.175

The following table provides the line of business allocation of the non-GAAP adjustments shown in the reconciliation above:

	Quarter ended
	($ millions)
	January 2, 2022	January 3, 2021
	Pre-tax	Pre-tax
(1) Restructuring and other exit charges - Energy Systems	0.7	0.8
(1) Restructuring and other exit charges - Motive Power	1.7	14.4
(1) Restructuring and other exit charges - Specialty	0.1	—
(2) Amortization of identified intangible assets from recent acquisitions - Energy Systems	5.9	6.3
(2) Amortization of identified intangible assets from recent acquisitions - Specialty	0.4	0.5
(3) Other - Energy Systems	0.4	—
(3) Other - Motive Power	—	0.3
Total Non-GAAP adjustments	$9.2	$22.3

	Nine months ended
	(in millions, except share and per share amounts)
	January 2, 2022		January 3, 2021
Net Earnings reconciliation
As reported Net Earnings	$115.8		$109.5
Non-GAAP adjustments:
Restructuring and other exit charges	14.2	(1)	19.7	(1)
Amortization of identified intangible assets from recent acquisitions	19.1	(2)	19.3	(2)
Other	1.8	(3)	1.8	(3)
Acquisition activity expense	—		0.3	(4)
Income tax effect of above non-GAAP adjustments	(10.0)		(11.1)
Swiss Tax Reform	$—		$(1.9)
Non-GAAP adjusted Net Earnings	$140.9		$137.6

Outstanding shares used in per share calculations
Basic	42,393,907		42,502,460
Diluted	43,096,740		43,103,304
Non-GAAP adjusted Net Earnings per share:
Basic	$3.33		$3.24
Diluted	$3.27		$3.19

Reported Net Earnings (Loss) per share:
Basic	$2.73		$2.58
Diluted	$2.69		$2.54
Dividends per common share	$0.525		$0.525

	Nine months ended
	($ millions)
	January 2, 2022	January 3, 2021
	Pre-tax	Pre-tax
(1) Inventory adjustment relating to exit activities - Motive Power	1.0	—
(1) Restructuring and other exit charges - Energy Systems	1.4	2.6
(1) Restructuring and other exit charges - Motive Power	12.9	16.9
(1) Restructuring and other exit charges - Specialty	(1.1)	0.2
(2) Amortization of identified intangible assets from recent acquisitions - Energy Systems	17.8	18.0
(2) Amortization of identified intangible assets from recent acquisitions - Specialty	1.3	1.3
(3) Other - Energy Systems	1.8	1.5
(3) Other - Motive Power	—	0.3
(4) Acquisition activity expense - Energy Systems	—	0.2
(4) Acquisition activity expense - Specialty	—	0.1
Total Non-GAAP adjustments	$35.1	$41.1

Summary of Earnings (Unaudited)
(In millions, except share and per share data)

	Quarter ended
	January 2, 2022	January 3, 2021
Net sales	$844.0	$751.1
Gross profit	184.3	189.3
Operating expenses	130.7	118.0
Restructuring and other exit charges	2.5	15.2
Operating earnings	51.1	56.1
Earnings before income taxes	42.8	43.8
Income tax expense	6.5	5.2
Net earnings attributable to EnerSys stockholders	$36.3	$38.6

Net reported earnings per common share attributable to EnerSys stockholders:
Basic	$0.87	$0.91
Diluted	$0.85	$0.89
Dividends per common share	$0.175	$0.175
Weighted-average number of common shares used in reported earnings per share calculations:
Basic	41,905,815	42,599,834
Diluted	42,497,045	43,290,403

	Nine months ended
	January 2, 2022	January 3, 2021
Net sales	$2,450.3	$2,164.4
Gross profit	555.4	541.8
Operating expenses	380.5	357.4
Restructuring and other exit charges	13.2	19.7
Operating earnings	161.7	164.7
Earnings before income taxes	135.0	126.9
Income tax expense	19.2	17.4
Net earnings attributable to EnerSys stockholders	$115.8	$109.5

Net reported earnings per common share attributable to EnerSys stockholders:
Basic	$2.73	$2.58
Diluted	$2.69	$2.54
Dividends per common share	$0.525	$0.525
Weighted-average number of common shares used in reported earnings per share calculations:
Basic	42,393,907	42,502,460
Diluted	43,096,740	43,103,304

ENERSYS
Consolidated Condensed Balance Sheets (Unaudited)
(In Thousands, Except Share and Per Share Data)

	January 2, 2022	March 31, 2021
Assets
Current assets:
Cash and cash equivalents	$397,060	$451,808
Accounts receivable, net of allowance for doubtful accounts: January 2, 2022 - $12,800; March 31, 2021 - $12,992	636,049	603,581
Inventories, net	671,399	518,247
Prepaid and other current assets	138,944	117,681
Total current assets	1,843,452	1,691,317
Property, plant, and equipment, net	501,888	497,056
Goodwill	700,826	705,593
Other intangible assets, net	405,128	430,898
Deferred taxes	65,592	65,212
Other assets	74,517	72,721
Total assets	$3,591,403	$3,462,797
Liabilities and Equity
Current liabilities:
Short-term debt	$33,503	$34,153
Accounts payable	317,585	323,876
Accrued expenses	270,973	318,959
Total current liabilities	622,061	676,988
Long-term debt, net of unamortized debt issuance costs	1,191,469	969,618
Deferred taxes	76,756	76,412
Other liabilities	193,103	196,203
Total liabilities	2,083,389	1,919,221
Commitments and contingencies
Equity:
Preferred Stock, $0.01 par value, 1,000,000 shares authorized, no shares issued or outstanding at January 2, 2022 and at March 31, 2021	—	—
Common Stock, $0.01 par value per share, 135,000,000 shares authorized, 55,737,999 shares issued and 41,546,352 shares outstanding at January 2, 2022; 55,552,810 shares issued and 42,753,020 shares outstanding at March 31, 2021	557	555
Additional paid-in capital	562,805	554,168
Treasury stock at cost, 14,191,647 shares held as of January 2, 2022 and 12,799,790 shares held as of March 31, 2021	(677,476)	(563,481)
Retained earnings	1,762,841	1,669,751
Contra equity - indemnification receivable	(3,620)	(5,355)
Accumulated other comprehensive loss	(140,987)	(115,883)
Total EnerSys stockholders’ equity	1,504,120	1,539,755
Nonredeemable noncontrolling interests	3,894	3,821
Total equity	1,508,014	1,543,576
Total liabilities and equity	$3,591,403	$3,462,797

ENERSYS
Consolidated Condensed Statements of Cash Flows (Unaudited)
(In Thousands)

	Nine months ended
	January 2, 2022	January 3, 2021
Cash flows from operating activities
Net earnings	$115,819	$109,538
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	72,322	70,192
Write-off of assets relating to exit activities	3,922	7,292
Derivatives not designated in hedging relationships:
Net gains	(421)	(592)
Cash proceeds	342	790
Provision for doubtful accounts	1,933	270
Deferred income taxes	(24)	(1,785)
Non-cash interest expense	1,620	1,554
Stock-based compensation	15,817	16,982
Gain on disposal of property, plant, and equipment	(528)	(4,007)
Changes in assets and liabilities:
Accounts receivable	(40,264)	71,077
Inventories	(163,747)	28,069
Prepaid and other current assets	(18,344)	15,047
Other assets	1,322	3,012
Accounts payable	(9,086)	(40,933)
Accrued expenses	(58,233)	9,839
Other liabilities	(480)	(14,246)
Net cash (used in) provided by operating activities	(78,030)	272,099

Cash flows from investing activities
Capital expenditures	(52,351)	(53,742)
Proceeds from disposal of facility	3,268	—
Insurance proceeds relating to property, plant and equipment	—	4,800
Proceeds from disposal of property, plant, and equipment	1,433	145
Net cash used in investing activities	(47,650)	(48,797)

Cash flows from financing activities
Net repayments on short-term debt	(297)	(9,367)
Proceeds from Second Amended Revolver borrowings	424,800	90,000
Repayments of Second Amended Revolver borrowings	(39,800)	(123,000)
Repayments of Second Amended Term Loan	(161,447)	(28,194)
Debt issuance costs	(2,952)	—
Option proceeds, net	1,273	4,818
Payment of taxes related to net share settlement of equity awards	(9,120)	(4,959)
Purchase of treasury stock	(114,534)	—
Dividends paid to stockholders	(22,187)	(22,338)
Other	607	466
Net cash provided by (used in) financing activities	76,343	(92,574)
Effect of exchange rate changes on cash and cash equivalents	(5,411)	30,944
Net (decrease) increase in cash and cash equivalents	(54,748)	161,672
Cash and cash equivalents at beginning of period	451,808	326,979
Cash and cash equivalents at end of period	$397,060	$488,651

EnerSys also announced that it will host a conference call to discuss the Company's third quarter fiscal 2022 financial results and provide an overview of the business. The call will conclude with a question and answer session.

The call, scheduled for Thursday, February 10, 2022 at 9:00 a.m., Eastern Time, will be hosted by David M. Shaffer, President and Chief Executive Officer, and Michael J. Schmidtlein, Chief Financial Officer and Andrea J. Funk, our incoming Chief Financial Officer.

The call will also be webcast on EnerSys' website. There will be a free download of a compatible media player on the Company’s website at http://www.enersys.com.

The conference call information is:

Date:	Thursday, February 10, 2022
Time:	9:00 a.m. Eastern Time
Via Internet:	http://www.enersys.com
Domestic Dial-In Number:	877-359-9508
International Dial-In Number:	224-357-2393
Passcode:	4482843

A replay of the conference call will be available from 12:00 p.m. on February 10, 2022 through 12:00 p.m. on March 12, 2022.

The replay information is:

Via Internet:	http://www.enersys.com
Domestic Replay Number:	855-859-2056
International Replay Number:	404-537-3406
Passcode:	4482843

For more information, contact Michael J. Schmidtlein, Chief Financial Officer, EnerSys, P.O. Box 14145, Reading, PA 19612-4145, USA. Tel: 610-236-4040 or by emailing investorrelations@enersys.com; Website: www.enersys.com.

EDITOR'S NOTE: EnerSys, the global leader in stored energy solutions for industrial applications, manufactures and distributes energy systems solutions and motive power batteries, specialty batteries, battery chargers, power equipment, battery accessories and outdoor equipment enclosure solutions to customers worldwide. Energy Systems, which combine enclosures, power conversion, power distribution and energy storage, are used in the telecommunication, broadband and utility industries, uninterruptible power supplies, and numerous applications requiring stored energy solutions. Motive power batteries and chargers are utilized in electric forklift trucks and other industrial electric powered vehicles. Specialty batteries are used in aerospace and defense applications, large over-the-road trucks, premium automotive, medical and security systems applications. EnerSys also provides aftermarket and customer support services to its customers in over 100 countries through its sales and manufacturing locations around the world. With the NorthStar acquisition, EnerSys has solidified its position as the market leader for premium Thin Plate Pure Lead batteries which are sold across all three lines of business.

More information regarding EnerSys can be found at www.enersys.com.

Caution Concerning Forward-Looking Statements

This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding EnerSys’ earnings estimates, intention to pay quarterly cash dividends, return capital to stockholders, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing operating performance, events, or developments that EnerSys expects or anticipates will occur in the future, including statements relating to sales growth, earnings or earnings per share growth, order intake, backlog, payment of future cash dividends, commodity prices, execution of its stock buy back program, judicial or regulatory proceedings, and market share, as well as statements expressing optimism or pessimism about future operating results or benefits from its cash dividend, its stock buy back programs, future responses to and effects of the COVID-19 pandemic, adverse developments with respect to the economic conditions in the U.S. in the markets in which we operate and other uncertainties, including the impact of supply chain disruptions, inflationary pressures and labor shortages on the economic recovery and our business are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management's current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by EnerSys on its website or otherwise. EnerSys does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although EnerSys does not make forward-looking statements unless it believes it has a reasonable basis for doing so, EnerSys cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect EnerSys’ results, including earnings estimates, see EnerSys’ filings with the Securities and Exchange Commission, “Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations,” including “Forward-Looking Statements,” set forth in EnerSys’ Annual Report on Form 10-K for the fiscal year ended March 31, 2021. No undue reliance should be placed on any forward-looking statements.